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Exhibit 21

SUBSIDIARY LISTING OF CONOCOPHILLIPS
Listed below are subsidiaries of the registrant

at December 31, 2019.

Certain subsidiaries are omitted
since such companies considered in the aggregate

do not constitute a significant subsidiary.
Company Name
Incorporation

Location
Ashford Energy Capital Limited Cayman Islands
BROG LP LLC Delaware
Burlington Resources International Inc. Delaware
Burlington Resources LLC Delaware
Burlington Resources Offshore Inc. Delaware
Burlington Resources Oil & Gas Company LP Delaware
Burlington Resources Trading LLC Delaware
Conoco Development Services Inc. Delaware
Conoco Funding Company Nova Scotia
Conoco Petroleum Operations Inc. Delaware
ConocoPhillips (03-12) Pty Ltd Victoria
ConocoPhillips (Browse Basin) Pty Ltd Western Australia
ConocoPhillips (Grissik) Ltd. Bermuda
ConocoPhillips (U.K.) Holdings Limited United Kingdom
ConocoPhillips (U.K.) Marketing and Trading Limited United Kingdom
ConocoPhillips Alaska II, Inc. Delaware
ConocoPhillips Alaska, Inc. Delaware
ConocoPhillips Angola 36 Ltd. Cayman Islands
ConocoPhillips Angola 37 Ltd. Cayman Islands
ConocoPhillips ANS Marketing Company Delaware
ConocoPhillips Asia Ventures Pte. Ltd. Singapore
ConocoPhillips Australia Barossa Pty Ltd Western Australia
ConocoPhillips Australia Gas Holdings Pty Ltd Western Australia
ConocoPhillips Australia Holdings Pty Ltd Australia
ConocoPhillips Australia Investments Pty Ltd Australia
ConocoPhillips Australia Pacific LNG Pty Ltd Western Australia
ConocoPhillips Australia Pty Ltd Western Australia
ConocoPhillips Bohai Limited Bahamas
ConocoPhillips Canada (BRC) Partnership Alberta
ConocoPhillips Canada (NS) 2426 ULC Alberta
ConocoPhillips Canada Marketing & Trading ULC Alberta
ConocoPhillips Canada NS Partnership Alberta
ConocoPhillips Canada Resources Corp. Alberta
ConocoPhillips China Inc. Liberia
ConocoPhillips Colombia Ventures Ltd. Cayman Islands
ConocoPhillips Company Delaware
ConocoPhillips Funding Ltd. Bermuda
ConocoPhillips Gulf of Paria B.V. Netherlands

Company Name
Incorporation

Location
ConocoPhillips Hamaca B.V. Netherlands
ConocoPhillips Indonesia Holding Ltd. British Virgin Islands
ConocoPhillips JPDA Pty Ltd Western Australia
ConocoPhillips Libya Waha Ltd. Cayman Islands
ConocoPhillips Marine Containment Holdings

LLC
Delaware
ConocoPhillips Norge Delaware
ConocoPhillips North Caspian Ltd. Liberia
ConocoPhillips Norway Funding Ltd. Bermuda
ConocoPhillips Petroleum Holdings B.V. Netherlands
ConocoPhillips Pipeline Australia Pty Ltd Western Australia
ConocoPhillips Qatar Funding Ltd. Cayman Islands
ConocoPhillips Qatar Ltd. Cayman Islands
ConocoPhillips Sabah Gas Holdings Limited Cayman Islands
ConocoPhillips Sabah Gas Ltd. Cayman Islands
ConocoPhillips Sabah Holdings Limited Cayman Islands
ConocoPhillips Sabah Ltd. Bermuda
ConocoPhillips Skandinavia AS Norway
ConocoPhillips Surmont Partnership Alberta
ConocoPhillips Transportation Alaska, Inc. Delaware
ConocoPhillips WA-248 Pty Ltd Western Australia
Darwin LNG Pty Ltd Western Australia
Inexco Oil Company Delaware
Phillips Coal Company Nevada
Phillips International Investments, Inc. Delaware
Phillips Investment Company LLC Nevada
Phillips Petroleum International Corporation

LLC
Delaware
Phillips Petroleum International Investment Company

LLC
Delaware
Polar Tankers, Inc. Delaware
Sooner Insurance Company Vermont
The Louisiana Land and Exploration Company

LLC
Maryland